UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

August 14, 2026
(Date of earliest event reported)
FRANKLIN BSP REAL ESTATE DEBT, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-56705	99-3480205
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Madison Avenue, Suite 1600 New York, New York	10010

(Address of principal executive offices)	(Zip Code)
(Registrant’s telephone number including area code) 212-588-6770
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

July 2026 Distributions

On August 14, 2026, Franklin BSP Real Estate Debt, Inc. (the “Company”) paid distributions on its outstanding shares of Class G common stock, par value $0.001 per share (the “Class G Common Stock”), Class G-D common stock, par value $0.001 per share (the “Class G-D Common Stock”), Class G-S common stock, par value $0.001 per share (the “Class G-S Common Stock”), Class E common stock, par value $0.001 per share (the "Class E Common Stock"), and Class I common stock, par value $0.001 per share (the "Class I Common Stock"), to holders of record as of July 31, 2026, in the amount per share set forth below. These distributions were paid in cash or reinvested in the applicable class of common stock, for stockholders participating in the Company’s distribution reinvestment plan.

	Gross Distribution	Servicing Fee	Net Distribution
Class G Common Stock	$0.1900	—	$0.1900
Class G-D Common Stock	$0.1900	$(0.0046)	$0.1854
Class G-S Common Stock	$0.1900	$(0.0159)	$0.1741
Class E Common Stock	$0.1900	$—	$0.1900
Class I Common Stock	$0.1900	$—	$0.1900

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Franklin BSP Real Estate Debt, Inc.

By:	/s/ Jerome S. Baglien
Name: Jerome S. Baglien
Title: Chief Financial Officer, Chief Operating Officer and Treasurer

Date: August 17, 2026